Exhibit 99.1

MoneyGram Announces Pricing of Private Offering of $415 Million of Senior

Secured Notes

DALLAS, July 14, 2021 /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) (“MoneyGram” or the “Company”) today announced the pricing of its previously announced private offering of $415 million aggregate principal amount of 5.375% senior secured notes due 2026 (the “notes”) and related guarantees. The offering is expected to close on July 21, 2021, subject to customary closing conditions.

The notes will be unconditionally guaranteed, jointly and severally, on a senior secured basis (collectively, the “guarantees”), initially by the Company’s subsidiaries that guarantee borrowings under its contemplated new $400 million secured credit facility (the “New Credit Agreement”), which it expects to enter into substantially concurrently with the closing of the notes offering, and by certain future wholly owned domestic subsidiaries (the “guarantors”). The notes will be secured, on an equal and ratable, first-priority basis with obligations under our New Credit Agreement by liens on substantially all of the assets of the Company and the guarantors, subject to certain exceptions and intercreditor arrangements. There is no assurance that the Company will be able to consummate the notes offering or enter into the New Credit Agreement simultaneously with the issuance of the notes or at all.

The notes will mature on August 1, 2026. Interest on the notes will accrue at a rate of 5.375% per annum and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2022, unless earlier redeemed or repurchased in accordance with their terms.

The notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Offers of the notes and related guarantees may only be made by means of a private offering memorandum, and may not be made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Forward Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected use of proceeds from the offering, the anticipated closing of the notes offering and the anticipated entry into the New Credit Agreement. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Media Contact

Stephen Reiff

media@moneygram.com